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PricewaterhouseCoopers [Logo]

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                                                PricewaterhouseCoopers LLP
                                                Chartered Accountants
                                                99 Bank Street
                                                Suite 800
                                                Ottawa, Ontario
                                                Canada K1P 1E4
                                                Telepone +1 (613) 237-3702
                                                Facsimile +1 (613) 237-3963


Exhibit 23.1





                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
                  --------------------------------------------



We hereby consent to the incorporation by reference of our report dated August 25, 2002 relating to the consolidated financial statements of Workstream Inc. in the Annual Report on Form 10-K of Workstream Inc. for the year ended May 31, 2002.






PricewaterhouseCoopers LLP


Chartered Accountants
Ottawa, Canada





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.